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                                                                    EXHIBIT 10.6

                  Lantronix 5 Year Warranty (REF#990701-0038)


Description:
What is the text of the Lantronix 5 year warranty?

Solution:

Warranty Statement

Lantronix warrants for a period of FIVE YEARS from the date of shipment that each Lantronix Product supplied shall be free from defects in material and workmanship.

During this period, if the customer experiences difficulties with a product and is unable to resolve the problem by phone with Lantronix Technical Support, a Return Material Authorization (RMA) will be issued. Following receipt of a RMA number, the customer is responsible for returning the product to Lantronix, freight prepaid. Lantronix upon verification of warranty will, at its option, repair or replace the product in question, and return it to the customer freight prepaid.

If the product is not under warranty, Lantronix will contact the customer who then has the option of having the unit repaired on a fee basis or having the unit returned.

No services are handled at the customer's site under this warranty.

Lantronix warrants software for a period of sixty(60) days from the date of shipment that each software package supplied shall be free from defects and shall operate according to Lantronix specifications. Any software revisions required hereunder cover supply of distribution media only and do not cover, or include, any installation. The customer is responsible for return of media to Lantronix and Lantronix for freight associated with replacement media being returned to the customer.

Lantronix shall have no obligation to make repairs or to cause replacement required through normal wear and tear of necessitated in whole or in part by catastrophe, fault or negligence of the user, improper or unauthorized use of the Product, or use of the Product in such a manner for which it was not designed, or by causes external to the Product such as, but not limited to, power or failure of air conditioning.

There are no understandings, agreements, representations or warranties, express or implied, including warranties of merchantability or fitness for a particular purpose, other than those specifically set out above or by any existing contract between the parties. Any such contract states the entire obligation of Lantronix. The contents of this document shall not become part of or modify any prior or existing agreement, commitment or relationship.

The information, recommendation, description and safety notations in this or other documents supplied by Lantronix are based on general industry experience and judgment with respect to such hardware and software.

THE INFORMATION SHOULD NOT BE CONSIDERED TO BE ALL INCLUSIVE OR COVERING ALL CONTINGENCIES.

NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS
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FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, OR WARRANTIES ARISING FROM COURSE
OF DEALING OR USAGE OF TRADE, ARE MADE REGARDING THE INFORMATION, RECOMMENDATIONS, DESCRIPTIONS AND SAFETY NOTATIONS CONTAINED HEREBY AND IN HARDWARE AND SOFTWARE SPECIFICATION DOCUMENTATION, OR INSTRUCTIONS SUPPLIED BY LANTRONIX. In no event will Lantronix be responsible to the user in contract, in tort (including negligence), strict liability or otherwise for any special, indirect, incidental or consequential damage or loss of equipment, plant or power system, cost of capital, loss of profits or revenues, cost of replacement power, additional expenses in the use of existing software, hardware, equipment or facilities, or claims against the user by its employees or customers resulting from the use of the information, recommendations, descriptions and safety notations supplied by Lantronix. Lantronix liability is limited (at its election) to (1) refund of buyer's purchase price for such affected products (without interest), (2) repair of such products, or (3) replacement of such products, provided however, that the buyer follows the procedures set forth herein.

Warranty claims must be received by Lantronix within the applicable warranty period. A replaced product, or part thereof, shall become the property of Lantronix and shall be returned to Lantronix at the Purchaser's expense. ALL RETURN MATERIAL MUST BE ACCOMPANIED BY A RETURN MATERIAL AUTHORIZATION NUMBER ASSIGNED BY LANTRONIX.